    EXHIBIT 11.1


                   NU-KOTE HOLDING, INC. AND SUBSIDIARIES
           STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
               (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                (UNAUDITED)

                                                         FOR THE THREE MONTHS ENDED
                                                         -------------    -------------
                                                          DECEMBER 26,     DECEMBER 27,
                                                             1997             1996
                                                         -------------    ------------
    BASIC
       Shares outstanding:
         Weighted average number of shares outstanding       21,775           21,775
                                                         -------------    ------------
                                                         -------------    ------------

       Net loss                                          $  (14,980)       $  (4,029)
                                                         -------------    ------------
                                                         -------------    ------------


       Net loss per common share                         $    (0.69)       $   (0.19)
                                                         -------------    ------------
                                                         -------------    ------------

    DILUTED
       Shares outstanding:
         Weighted average number of shares outstanding        21,775          21,775

         Net effect of dilutive stock options and
         warrants (1)
                                                         -------------    ------------
                                                              21,775          21,775
                                                         -------------    ------------
                                                         -------------    ------------

       Net loss                                          $  (14,980)       $  (4,029)
                                                         -------------    ------------
                                                         -------------    ------------

       Net loss per common share                         $    (0.69)       $   (0.19)
                                                         -------------    ------------
                                                         -------------    ------------

                  NU-KOTE HOLDING, INC. AND SUBSIDIARIES
           STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
               (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                (UNAUDITED)

                                                        FOR THE NINE MONTHS ENDED
                                                        ------------   ------------
                                                        DECEMBER 26,   DECEMBER 27,
                                                            1997          1996
                                                        ------------   ------------
    BASIC
       Shares outstanding:
         Weighted average number of shares outstanding      21,775         21,764
                                                        ------------   ------------
                                                        ------------   ------------

       Loss before extraordinary item                   $  (28,970)    $   (4,566)
       Extraordinary loss                                   (2,550)
                                                        ------------   ------------

       Net loss                                         $  (31,520)    $   (4,566)
                                                        ------------   ------------
                                                        ------------   ------------

       Loss per common share before extraordinary item  $    (1.33)    $    (0.21)
       Extraordinary loss per common share                   (0.12)
                                                        ------------   ------------

       Net loss per common share                        $    (1.45)    $    (0.21)
                                                        ------------   ------------
                                                        ------------   ------------

    DILUTED
       Shares outstanding:
         Weighted average number of shares outstanding       21,775        21,764

         Net effect of dilutive stock options and
         warrants (1)
                                                        ------------   ------------
                                                             21,775        21,764
                                                        ------------   ------------
                                                        ------------   ------------

       Loss before extraordinary item                   $  (28,970)    $   (4,566)
       Extraordinary loss                                   (2,550)
                                                        ------------   ------------

       Net loss                                         $  (31,520)    $   (4,566)
                                                        ------------   ------------
                                                        ------------   ------------

       Loss per common share before extraordinary item  $    (1.33)    $    (0.21)
       Extraordinary loss per common share                   (0.12)
                                                        ------------   ------------

       Net loss per common share                        $    (1.45)    $    (0.21)
                                                        ------------   ------------
                                                        ------------   ------------

    ---------------------------
    (1) For the three and nine month periods ended December 26, 1997 and December 27, 1996, respectively, stock options and warrants are not considered as those periods resulted in net losses, making the stock options and warrants anti-dilutive.

                                       27